                                                                    EXHIBIT 23.2

March 3, 2004

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Ltd. (the "Company") and/or Cooper Industries, Inc., as applicable, of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Item 3. Legal Proceedings" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and in Note 16 to its consolidated financial statements for the year ended December 31, 2003.

No. 2-33-14542  Form S-8 Registration Statement for Cooper Industries, Inc. 1989
                Employee Stock Purchase Plan

No. 333-02847   Form S-8 Registration Statement for Cooper Industries, Inc.
                Amended and Restated Directors Stock Plan

No. 333-64400   Form S-8 Registration Statement for Cooper Industries, Inc.
                Amended and Restated Stock Incentive Plan

No. 333-24237   Form S-3D Registration Statement for Cooper Industries, Inc.
                Dividend Reinvestment and Stock Purchase Plan

No. 333-101451  Form S-3D Registration Statement for Cooper Industries, Ltd.
                Dividend Reinvestment and Stock Purchase Plan

No. 333-51439   Form S-8 Registration Statement for Cooper Industries, Inc.
                Director's Retainer Fee Stock Plan

No. 333-51441   Form S-8 Registration Statement for Cooper Industries, Inc.
                Amended and Restated Management Annual Incentive Plan

No. 333-37580   Form S-8 Registration Statement for Cooper (UK) Employee Share
                Purchase Plan

No. 333-75475   Form S-3 Registration Statement for a shelf registration to issue up to $500 million of debt securities

No. 333-99581   Form S-3 Registration Statement for a shelf registration to issue a guarantee of up to $500 million of debt securities

Sincerely,

/s/ Charles E. Bates, Ph.D.
President and Senior Partner
Bates White LLC